                                INDEX TO CLOSING
                                    DOCUMENTS

                    ----------------------------------------

                                CREDIT AGREEMENT

                           dated as of August 2, 1999

                                      among

                               REGIS CORPORATION,

                            BANK OF AMERICA, NATIONAL
                                  ASSOCIATION,

                            as Administrative Agent,

                               LASALLE BANK, N.A.,

                           as Co-Administrative Agent

                                       and

                              as Swingline Lender,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   Arranged by

                         BANC OF AMERICA SECURITIES LLC

                    ----------------------------------------

         Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.


         PARTIES
         Bank of America, National Association                "Agent"

         Regis Corporation                                    "Company"

         Bert M. Gross, Esq.                                  "BMG"

         Winston & Strawn                                     "W&S"

         The Prudential Insurance Company of
         America                                              "Prudential"

         ING Investment Management, LLC                       "ING"

----------------------------------------------------------------------------------------------
TAB NO.           DOCUMENT:
----------------------------------------------------------------------------------------------
                  LOAN DOCUMENTS
                  --------------
----------------------------------------------------------------------------------------------
         1.       Credit Agreement
----------------------------------------------------------------------------------------------
                  SCHEDULES:
----------------------------------------------------------------------------------------------
                  1.01       Existing Letters of Credit
                  2.01       Commitments and Pro Rata Shares
                  6.12       Environmental Matters
                  6.17       Capitalization; Subsidiaries and Minority Interests
                  8.01       Permitted Liens
                  8.04       Investments
                  8.05       Permitted Indebtedness
                  8.08       Contingent Obligations
                  11.02      Lending Offices; Addresses for Notices
----------------------------------------------------------------------------------------------
                  EXHIBITS:
----------------------------------------------------------------------------------------------
                  A.         Form of Notice of Borrowing
                  B.         Form of Notice of Conversion/Continuation
                  C.         Form of Compliance Certificate
                  D.         Form of Assignment and Acceptance
----------------------------------------------------------------------------------------------

                                       -2-

----------------------------------------------------------------------------------------------
TAB NO.           DOCUMENT:
----------------------------------------------------------------------------------------------

         2.       Certificate of a Responsible Officer of the Company as to (a)
                  representations and warranties, (b) no Default or Event of
                  Default and (c) no event causing a Material Adverse Effect since June 30, 1998
----------------------------------------------------------------------------------------------

         3.       Notes
----------------------------------------------------------------------------------------------
         4.       Subsidiary Guaranty
----------------------------------------------------------------------------------------------
CORPORATE DOCUMENTS [FOR THE COMPANY AND EACH GUARANTOR]:
---------------------------------------------------------
----------------------------------------------------------------------------------------------
         5.       Certificate/Articles of Incorporation certified by the Secretary of
                  State of its jurisdiction of incorporation

                  A.         Regis Corporation
                  B.         Trade Secret, Inc.
                  C.         Supercuts, Inc.
                  D.         The Barbers, Hairstyling for Men & Women, Inc.
                  E.         Regis International Ltd.
----------------------------------------------------------------------------------------------
         6.       Certificate of the Secretary or Assistant Secretary certifying as to (a) Certificate/Articles of Incorporation, (b) by-laws, and (c) resolutions of its board of directors

                  A.         Regis Corporation
                  B.         Trade Secret, Inc.
                  C.         Supercuts, Inc.
                  D.         The Barbers, Hairstyling for Men & Women, Inc.
                  E.         Regis International Ltd.
----------------------------------------------------------------------------------------------
         7.       Certificate of good standing issued by the Secretary of State of its jurisdiction of incorporation

                  A.         Regis Corporation
                  B.         Trade Secret, Inc.
                  C.         Supercuts, Inc.
                  D.         The Barbers, Hairstyling for Men & Women, Inc.
                  E.         Regis International Ltd.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LEGAL OPINION
-------------
----------------------------------------------------------------------------------------------
         8.       Opinion of Bert M. Gross, Esq., counsel to the Company and the
                  Guarantors
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                                       -3-

----------------------------------------------------------------------------------------------
TAB NO.           DOCUMENT:
----------------------------------------------------------------------------------------------
MISCELLANEOUS
-------------
----------------------------------------------------------------------------------------------
         9.       Payoff Letter from LaSalle Bank National Association
----------------------------------------------------------------------------------------------
         10.      Payoff Letter from Bank of America, National Association
----------------------------------------------------------------------------------------------
         11.      Amendment No. 3 to LaSalle Amended and Restated Credit Agreement
----------------------------------------------------------------------------------------------
         12.      Amendment to Private Shelf Agreement among the Company, Life
                  Insurance Company of Georgia, Golden American Life Insurance
                  Company and Security Life of Denver Insurance Company
----------------------------------------------------------------------------------------------
         13.      Amendment to Private Shelf Agreement between the Company and the
                  Prudential Insurance Company of America
----------------------------------------------------------------------------------------------
         14.      Intercreditor Agreement among the Revolving Lenders, the Term
                  Lenders, the Agent, ING, and Prudential, on behalf of the
                  Noteholders
----------------------------------------------------------------------------------------------

                                                                  EXECUTION COPY




                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 2, 1999

                                      AMONG

                               REGIS CORPORATION,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                            AS ADMINISTRATIVE AGENT,

                               LASALLE BANK, N.A.,

                           AS CO-ADMINISTRATIVE AGENT

                                       AND

                              AS SWING LINE LENDER,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   ARRANGED BY

                         BANC OF AMERICA SECURITIES LLC

                                 TABLE OF CONTENTS


                   Section                                                                     Page
ARTICLE I..........................................................................................8
ARTICLE II........................................................................................30
    2.06  UTILIZATION OF COMMITMENTS IN AN ALTERNATIVE CURRENCY...................................36
    2.11  FEES.  In addition to certain fees described in SECTION 3.08:...........................40
    2.13  PAYMENTS BY THE COMPANY.................................................................41
ARTICLE III.......................................................................................43
ARTICLE IV........................................................................................51
ARTICLE V.........................................................................................55
         (a)      CREDIT AGREEMENT.  This Agreement executed by each party thereto;...............55
         (b)      RESOLUTIONS; INCUMBENCY.........................................................55
ARTICLE VI........................................................................................57
    6.07  ERISA COMPLIANCE........................................................................59
    6.20  SOLVENCY.  The Company and each of its Subsidiaries are Solvent.........................62
ARTICLE VII.......................................................................................63
ARTICLE VIII......................................................................................68
ARTICLE IX........................................................................................74
         (k)      CHANGE OF CONTROL.  There occurs any Change of Control; or......................77
ARTICLE X.........................................................................................78
ARTICLE XI........................................................................................83
    11.04  COSTS AND EXPENSES.  The Company shall:................................................85

  SCHEDULES

  Schedule 1.01              Existing Letters of Credit
  Schedule 2.01              Commitments and Pro Rata Shares
  Schedule 6.12              Environmental Matters
  Schedule 6.17              Capitalization; Subsidiaries and Minority Interests
  Schedule 8.01              Permitted Liens
  Schedule 8.04              Investments
  Schedule 8.05              Permitted Indebtedness
  Schedule 8.08              Contingent Obligations
  Schedule 11.02             Lending Offices; Addresses for Notices

  EXHIBITS

  Exhibit A     Form of Notice of Borrowing
  Exhibit B     Form of Notice of Conversion/Continuation
  Exhibit C     Form of Compliance Certificate
  Exhibit D     Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of August 2, 1999, among Regis Corporation, a Minnesota corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "LENDERS"; individually, a "LENDER"), Bank of America, National Association, as Administrative Agent for the Lenders, and LaSalle Bank, N.A., as Co-Administrative Agent for the Lenders and as Swing Line Lender.

         WHEREAS, the Lenders have agreed to provide certain credit facilities to the Company in order to refinance certain existing indebtedness and to provide funds for acquisitions, working capital and general corporate purposes, all upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                      "ABN AMRO" means ABN AMRO Bank N.V., an Affiliate of LaSalle.

                      "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                      "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                      "AGENT" means BofA in its capacity as administrative agent for the Lenders hereunder, and any successor agent arising under
           SECTION 10.09.

                      "AGENT-RELATED PERSONS" means BofA, LaSalle, any successor administrative agent or co-administrative agent arising under SECTION
           10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                      "AGGREGATE COMMITMENT" means the aggregate Commitments of the Lenders.

                      "AGREED ALTERNATIVE CURRENCY" has the meaning specified in SUBSECTION 2.06(e).

                      "AGREEMENT" means this Credit Agreement.

                      "ALTERNATIVE CURRENCY LOANS" means Offshore Rate Loans denominated in a currency other than Dollars.

                      "APPLICABLE COMMITMENT FEE PERCENTAGE" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to Capitalization Ratio of the Company shall fall within the indicated ranges:

                                                 APPLICATION COMMITMENT
                                                 FEE PERCENTAGE
      DEBT TO CAPITALIZATION RATIO               (IN BASIS POINTS)
      ----------------------------               -----------------
             Less      Greater Than
             Than      or Equal to
             ----      -----------
             .40:1.0    ----                            15.0
             .45:1.0   .40:1.0                                17.5
               ----    .45:1.0                                25.0

           The Debt to Capitalization Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, and shall be reported to the Co-Administrative Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to SUBSECTION 7.02(b) hereof. The Applicable Commitment Fee Percentage shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Co-Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Co-Administrative Agent pursuant to SUBSECTION 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Commitment Fee Percentage shall be equal to 25.0 basis points. From the Closing Date until adjusted as described above, the Applicable Commitment Fee Percentage shall be equal to 17.5 basis points. Notwithstanding the foregoing, no reduction in the Applicable Commitment Fee Percentage shall be effected if a Default or Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall then be pending), the Applicable Commitment Fee Percentage shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

                      "APPLICABLE CURRENCY" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or payable.

                      "APPLICABLE MARGIN" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Debt to Capitalization Ratio of the Company shall fall within the indicated ranges:

                                                   APPLICABLE
                                                     MARGIN
       DEBT TO CAPITALIZATION RATIO            (IN BASIS POINTS)
       ----------------------------             ---------------
           Less       Greater Than
           Than       or Equal to
           ----       ------------
           .35:1.0    ----                             50.0
           .40:1.0    .35:1.0                          62.5
           .45:1.0    .40:1.0                          75.0
             ----     .45:1.0                          100.0

           In addition, the Applicable Margin will be increased by 0.05% on each day on which the sum of (a) the aggregate Effective Amount of outstanding Loans plus (b) the aggregate Effective Amount of outstanding Letters of Credit exceeds 75% of the Aggregate Commitment. The Debt to Capitalization Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, and shall be reported to the Co-Administrative Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to SUBSECTION 7.02(b) hereof. The Applicable Margin shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate, with such adjustment to apply to all Interest Periods then outstanding and beginning thereafter until the next adjustment date; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Co-Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Co-Administrative Agent pursuant to SUBSECTION 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Margin shall be equal to 100.0 basis points. From the Closing Date until adjusted as described above, the Applicable Margin shall be equal to 75.0 basis points. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or Event of Default shall have occurred and be continuing on the date such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall then be pending) the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

                      "ARRANGER" means Banc of America Securities LLC.

                      "ASSET DISPOSITION" has the meaning specified in SECTION 8.02.

                      "ASSIGNEE" has the meaning specified in SUBSECTION
           11.08(a).

                      "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                      "BANKING DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or San Francisco, California are authorized or required by law to close, and
           (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Rate Loan, a day on which dealings in the Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                      "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

                      "BASE RATE" means, with respect to an obligation denominated in Dollars for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by LaSalle in Chicago, Illinois, as its "reference rate". The "reference rate" is a rate set by LaSalle based upon various factors including LaSalle's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

                      "BASE RATE LOAN" means a Loan or an L/C Advance that bears interest based on the Base Rate.

                      "BASIS POINT" means one one-hundredth of one percent.

                      "BOFA" means Bank of America, National Association, a national banking association.

                      "BORROWING" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Lenders under ARTICLE II, and, in the case of Offshore Rate Loans, having the same Interest Period. The making of a Swing Line Loan shall not constitute a Borrowing.

                      "BORROWING DATE" means any date on which a Borrowing occurs under SECTION 2.03.

                      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

                      "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                      "CAPITAL LEASE" has the meaning specified in the definition of "Capital Lease Obligations".

                      "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (a "CAPITAL LEASE").

                      "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                      "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Co-Administrative Agent, for the benefit of the Agent, the Co-Administrative Agent, the Issuer and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Co-Administrative Agent and the Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Co-Administrative Agent, for the benefit of the Agent, the Co-Administrative Agent, the Issuer and the Lenders, a security interest in all such cash and deposit account balances.
           Cash collateral shall be maintained in blocked deposit accounts at LaSalle. The Co-Administrative Agent shall invest any and all available funds deposited in such deposit accounts, within 10 business days after the date the relevant funds become available, in securities issued or fully guaranteed or insured by the United States Government or any agency thereof backed by the full faith and credit of the United States having maturities of three months from the date of acquisition thereof (collectively, "GOVERNMENTAL OBLIGATIONS"). The Company hereby acknowledges and agrees that the Co-Administrative Agent shall not have any liability with respect to, and the Company hereby indemnifies the Co-Administrative Agent against, any loss resulting from the acquisition of the Government Obligations and the Co-Administrative Agent shall not have any obligation to monitor the trading activity of any such Governmental Obligations on and after the acquisition thereof for the purpose of obtaining the highest possible return with respect thereto, the Co-Administrative Agent's responsibility being limited to acquiring such Governmental Obligations.

                      "CASH EQUIVALENTS" means:

                                (a) securities issued or fully guaranteed or
                      insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                                (b) certificates of deposit, time deposits,
                      Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than six months, issued by any Lender, or by any U.S. commercial bank having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's; and

                                (c) commercial paper of an issuer rated at least
                      A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months.

                      "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                      "CHANGE OF CONTROL" means (a) any Person or any two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Company (or other securities convertible into such capital stock) representing 20% or more of the combined voting power of all capital stock of the Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

                      "CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 5.01 are satisfied or waived by all Lenders (or, in the case of SUBSECTION 5.01(e), waived by the Person entitled to receive such payment).

                      "CO-ADMINISTRATIVE AGENT" means LaSalle in its capacity as co-administrative agent for the Lenders hereunder, and any successor co-administrative agent arising under SECTION 10.09.

                      "CO-ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means (a) in respect of payments in Dollars, the address for payments set forth on
           SCHEDULE 11.02 or such other address as the Co-Administrative Agent may from time to time specify, and (b) in the case of payments in any Offshore Currency, such address as the Co-Administrative Agent may from time to time specify in accordance with SECTION 11.02.

                      "CODE" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                      "COMMITMENT" has the meaning specified in SECTION 2.01.

                      "COMPANY" has the meaning specified in the introductory clause hereto.

                      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

                      "COMPUTATION DATE" has the meaning specified in SUBSECTION 2.06(a).

                      "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
           (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation, (x) in the case of Guaranty Obligations, shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (y) in the case of Contingent Obligations in respect of Swap Contracts, shall be deemed equal to the aggregate Swap Termination Value of such Swap Contracts, and (z) in the case of other Contingent Obligations shall be deemed equal to the maximum reasonably anticipated liability in respect thereof.

                      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                      "CONVERSION/CONTINUATION DATE" means any date on which, under SECTION 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                      "CREDIT EXTENSION" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                      "CURRENT ASSETS" means all assets of the Company, on a consolidated basis, which should, in accordance with GAAP, be classified as current assets.

                      "CURRENT LIABILITIES" means all liabilities of the Company, on a consolidated basis, which should, in accordance with GAAP, be classified as current liabilities, other than current maturities in respect of the Loans.

                      "DEBT TO CAPITALIZATION RATIO" means, as of any date of determination, the ratio of (a) the Company's consolidated Indebtedness as of such date, to (b) the sum of (i) the Company's consolidated Indebtedness as of such date and (ii) the Company's Net Worth as of such date.

                      "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                      "DOLLAR EQUIVALENT" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and
           (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Co-Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Offshore Currency on the most recent Computation Date provided for in SUBSECTION 2.06(a).

                      "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

                      "DOMESTIC SUBSIDIARY" means a Subsidiary that is organized under the laws of the United States or any state thereof.

                     "EBITDAR" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss), PLUS
           (d) all Rental Expense for such period, PLUS (e) to the extent applicable, the amount of the charge in respect of non-recurring expenses taken in the fourth quarter of the Company's 1999 fiscal year with respect to the Company's Acquisition of The Barbers, Hairstylists for Men & Women, Inc. and the restructuring of international operations, in an aggregate amount not to exceed $14,000,000, PLUS (f) the amount of any other charge in respect of non-recurring expenses arising in connection with Acquisitions, to the extent approved by the Agent and the Required Lenders.

                      "EFFECTIVE AMOUNT" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date and any Swing Line Loans made on such date; and (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                      "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
           (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

                      "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Company or any Subsidiary or taken as collateral, or in connection with any operations of the Company.

                      "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

                      "ENVIRONMENTAL PERMITS" has the meaning specified in SUBSECTION 6.12(b).

                      "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
           (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                      "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
           Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                      "EURO" means the single currency of participating member states of the European Monetary Union.

                      "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

                      "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.01.

                      "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                      "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                      "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Co-Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Chicago time) on that day by each of three leading brokers of Federal funds transactions in Chicago, Illinois selected by the Co-Administrative Agent.

                      "FEE LETTERS" has the meaning specified in SUBSECTION 2.11(a).

                      "FIXED CHARGES" means, with respect to the Company and its Subsidiaries on a consolidated basis, as of any date of determination, (a) interest expense paid on outstanding Indebtedness for the period of four fiscal quarters ending on the date of determination, and (b) Rental Expense paid in such period.

                      "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                      "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 4.01.

                      "FX TRADING OFFICE" means the Chicago office of LaSalle, or such other office of LaSalle or ABN AMRO as the Co-Administrative Agent may designate from time to time.

                      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                                 "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                      "GUARANTORS" means each of the Subsidiaries of the Company from time to time party to the Subsidiary Guaranty.

                      "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

                      "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

                      "HONOR DATE" has the meaning specified in SUBSECTION 3.03(b).

                      "INDEBTEDNESS" of any Person means, without duplication,
           (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations with respect to Surety Instruments and all L/C Obligations; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
           (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and as to which such Person is or may become directly liable.

                      "INDEMNIFIED LIABILITIES" has the meaning specified in
           SECTION 11.05.

                      "INDEMNIFIED PERSON" has the meaning specified in
           SECTION 11.05.

                      "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 7.01(a).

                      "INSOLVENCY PROCEEDING" means, with respect to any Person,
           (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                      "INTERCOMPANY INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company, and which, in the case of any Subsidiary, is owing to the Company or any of its other Subsidiaries.

                      "INTEREST PAYMENT DATE" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                      "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

           PROVIDED that:

                                (a) if any Interest Period would otherwise end
                      on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                                (b) any Interest Period that begins on the last
                      Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                                (c) no Interest Period for any Loan shall extend
                      beyond the Termination Date.

                      "INVESTMENTS" has the meaning specified in SECTION 8.04.

                      "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                      "ISSUANCE DATE" has the meaning specified in SUBSECTION 3.01(a).

                      "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                      "ISSUER" means LaSalle in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SUBSECTION 10.01(b) or SECTION 10.09.

                      "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                      "JUDGMENT CURRENCY" has the meaning specified in
           SECTION 11.18.

                      "LASALLE" means LaSalle Bank, N.A., a national banking association.

                      "L/C ADVANCE" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                      "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuer, as the Issuer shall request.

                      "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuer, as the Issuer shall request.

                      "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under SUBSECTION 3.03(d).

                      "L/C COMMITMENT" means the commitment of the Issuer to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time

           Issued or outstanding under ARTICLE III, in an aggregate amount not to exceed $5,000,000 on any date; PROVIDED that the L/C Commitment is a part of the Aggregate Commitment, rather than a separate, independent commitment.

                      "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                      "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form documents used by the Issuer for letter of credit issuances.


                      "LENDER" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include BofA and LaSalle, including in its capacity as Issuer and as Swing Line Lender; for purposes of clarification only, to the extent that LaSalle may have any rights or obligations in addition to those of the Lenders due to its status as an Issuer or as Swing Line Lender, respectively, its status as such will be specifically referenced.

                      "LENDING OFFICE" means, as to any Lender, the office or offices, branches, subsidiaries or affiliates of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.02, or such other office or offices, branches, subsidiaries or affiliates as such Lender may from time to time notify the Company and the Agent.

                      "LETTERS OF CREDIT" means (a) each of the outstanding standby letters of credit previously issued by LaSalle and described on SCHEDULE 1.01 hereto, and (b) any standby letter of credit issued by the Issuer pursuant to ARTICLE III on or after the date of the Agreement.


                "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                "LOAN" means an extension of credit by a Lender to the Company under ARTICLE II or ARTICLE III in the form of a Revolving Loan, Swing Line Loan or L/C Advance.

                      "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, the Subsidiary Guaranty, the Rate Swap Documents and all other documents delivered to the Agent, the Co-Administrative Agent or any Lender in connection herewith.

                      "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                      "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.


                      "MORTGAGE" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

                      "MORTGAGED PROPERTY" means all property subject to a Lien pursuant to a Mortgage.

                      "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                      "NET WORTH" means the shareholders' equity of the Company as determined in accordance with GAAP.

                      "NOTE" means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.02(b).

                      "NOTE AGREEMENTS" means, collectively, (a) that certain Private Shelf Agreement dated as of July 25, 1995 and amended as of July 11, 1997, January 22, 1998 and July 30, 1999 between the Company and The Prudential Insurance Company of America and (b) that certain Private Shelf Agreement dated as of December 19, 1997 and amended as of July 30, 1999 between the Company and Life Insurance Company of Georgia, each as further amended, supplemented or modified from time to time.

                      "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

                      "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

                      "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Subsidiary to any

           Lender, the Agent, the Co-Administrative Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                      "OFFSHORE CURRENCY" means at any time, pounds sterling, Canadian dollars and any Agreed Alternative Currency.

                      "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan denominated in an Offshore Currency.

                      "OFFSHORE CURRENCY LOAN SUBLIMIT" means $15,000,000.

                      "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

           Offshore Rate =             LIBOR
                           ----------------------------------
                                  1.00 - Eurodollar Reserve Percentage

           Where,

                      "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                                "LIBOR" means the rate of interest per annum
                      determined by the Co-Administrative Agent as the rate at which deposits in the Applicable Currency in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Co-Administrative Agent and having a maturity comparable to such Interest Period would be offered by ABN AMRO's London Branch (or such other office as may be designated for such purpose by LaSalle), to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                      The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                      "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate and may be an Offshore Currency Loan or a Loan denominated in Dollars.

                      "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                      "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                      "OVERNIGHT RATE" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in the amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by ABN AMRO's London Branch to major banks in the London or other applicable offshore interbank market.

                      "PARTICIPANT" has the meaning specified in SUBSECTION 11.08(e).

                      "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                      "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or otherwise has any liability, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                      "PERMITTED LIENS" has the meaning specified in SECTION
           8.01.

                      "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view", and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                      "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                      "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or otherwise has any liability and includes any Pension Plan.

                      "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                      "PRO RATA SHARE" means, as to any Lender, (a) at any time at which the Aggregate Commitment remains outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in respect of all Loans divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (including such Lender's ratable share of outstanding Swing Line Loans and L/C Obligations) divided by the aggregate principal amount of the outstanding Loans and L/C Obligations of all of the Lenders.

                      "RATE SWAP DOCUMENTS" means, collectively, all Swap Contracts entered into between the Company and any Lender in respect of any portion of the Obligations.

                      "RENTAL EXPENSE" means, for any period, the sum of (a) all store rental payments, (b) all common area maintenance payments and
           (c) all real estate taxes paid by the Company and its Subsidiaries.


                      "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                      "REQUIRED LENDERS" means at any time Lenders then holding at least 51% of the Aggregate Commitment (or if the Aggregate Commitment has been terminated, then the aggregate principal amount outstanding of Revolving Loans and Swing Line Loans, plus the outstanding amount of L/C Obligations).


                      "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                      "RESPONSIBLE OFFICER" means the chief financial officer of the Company or any other officer having substantially the same authority and responsibility.

                      "REVOLVING LOAN" has the meaning specified in SECTION
           2.01.

                      "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                      "SOLVENT" means, when used with respect to a Person, that
           (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "SOLVENCY" shall have a correlative meaning.

                      "SPECIFIED ACQUISITION DEBT" means Indebtedness of a Person that was the subject of an Acquisition by the Company or any Subsidiary in an aggregate amount not to exceed $5,000,000 at any one time outstanding, (a) which remains outstanding no more than 30 days after the date on which such Acquisition was consummated, (b) which is the subject of a default under the terms thereof solely as a result of the consummation of such Acquisition and (c) which has not been accelerated or otherwise become immediately repayable and in respect of which the lenders thereof have not exercised any available remedies.

                      "SPOT RATE" for a currency means the rate quoted by LaSalle as the spot rate for the purchase by LaSalle of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

                      "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                      "SUBSIDIARY GUARANTY" means that certain Subsidiary Guaranty dated as of the date hereof by certain of the Subsidiaries in favor of the Agent, the Co-Administrative Agent and the Lenders.

                      "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, performance bonds, surety bonds and similar instruments.

                      "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                      "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

                      "SWING LINE COMMITMENT" means at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.05.

                      "SWING LINE LENDER" means LaSalle, in its capacity as provider of the Swing Line Loans.

                      "SWING LINE LOAN" means a Loan made by the Swing Line Lender.

                      "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender, the Agent and the Co-Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, the Agent or the Co-Administrative Agent, as the case may be, is organized or maintains a Lending Office.


                      "TERMINATION DATE" means the earlier to occur of:

                                (a)        July 30, 2002; and

                                (b) the date on which the Aggregate Commitment
                      terminates in accordance with the provisions of this Agreement.

                      A "TYPE" of Loan means its status as either a Base Rate Loan or an Offshore Rate Loan.

                      "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                      "UNITED STATES" and "U.S." each means the United States of America.

                      "WHOLLY-OWNED SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture or other business entity in which (other than directors' qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                      "YEAR 2000 PROBLEM" has the meaning specified in SUBSECTION 5.01(i).

           1.02 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                      (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                      (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                              (ii) The term "including" is not limiting and means "including without limitation."

                              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                              (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                      (d)       Unless otherwise expressly provided herein,
(i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                      (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                      (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any act of the Agent, the Co-Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion".

                      (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Co-Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders, the Agent or the Co-Administrative Agent merely because of the Agent's, the Co-Administrative Agent's or the Lenders' involvement in their preparation.

           1.03 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                      (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                      (c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Company, the Agent, the Co-Administrative Agent, and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Company's financial condition will be the same after such changes as if such changes had not occurred.

           1.04 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                            ARTICLE II

                            THE CREDITS

           2.01 AMOUNTS AND TERMS OF COMMITMENTS. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company denominated in Dollars or in an Offshore Currency (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on SCHEDULE 2.01 (such amount, as the same may be reduced under SECTION 2.07 or as a result of one or more assignments under SECTION 11.08, the Lender's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Loans and of all L/C Obligations, shall not at any time exceed the Aggregate Commitment; PROVIDED FURTHER, that the Effective Amount of the Revolving Loans of any Lender plus the participation of such Lender in the Dollar Equivalent of the Effective Amount of all L/C Obligations and such Lender's Pro Rata Share of any outstanding Swing Line Loans shall not at any time exceed such Lender's Commitment; and PROVIDED, FURTHER, that after giving effect to any Borrowing of Offshore Currency Loans, the Effective Amount of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Revolving Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.01, prepay under SECTION 2.08 and reborrow under this SECTION 2.01.

           2.02 LOAN ACCOUNTS. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be, in the ordinary course of business. The accounts or records maintained by the Co-Administrative Agent, the Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                      (b) Upon the request of any Lender made through the Co-Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall record on the schedule annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to make such recordation on its Note, and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

           2.03 PROCEDURE FOR BORROWING. (a) Each Borrowing (other than an L/C Advance) shall be made upon the Company's irrevocable notice delivered to the Co-Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Co-Administrative Agent prior to 12:00 p.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, (ii) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans, and (iii) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                              (A)  the amount of the Borrowing, which
           shall be in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof;

                              (B)  the requested Borrowing Date, which
           shall be a Business Day;

                              (C) the Type of Loans comprising the Borrowing and in the case of an Offshore Rate Loan, the Applicable Currency; and

                              (D) with respect to Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only.

                      (b) The Co-Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

                      (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Co-Administrative Agent for the account of the Company at the Co-Administrative Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 2:00 p.m. (Chicago time), and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Co-Administrative Agent may specify. The proceeds of all such Loans will promptly thereafter be made available to the Company by the Co-Administrative Agent at such office by crediting the account of the Company on the books of LaSalle with the aggregate of the amounts made available to the Co-Administrative Agent by the Lenders and in like funds as received by the Co-Administrative Agent.

                      (d) After giving effect to any Borrowing or any conversion or continuation of Loans pursuant to SECTION 2.04, unless the Co-Administrative Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

                      (e) The Company hereby authorizes the Lenders and the Co-Administrative Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Co-Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Co-Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Co-Administrative Agent and the Lenders, the records of the Co-Administrative Agent and the Lenders shall govern absent manifest error.

           2.04 CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may, upon irrevocable notice to the Co-Administrative Agent in accordance with SUBSECTION 2.04(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $500,000 or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                    (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Loans denominated in Dollars in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000 such Offshore Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Co-Administrative Agent not later than 12:00 p.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans in Dollars, (ii) four Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Currency Loans, and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A)  the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or continued;

               (C) the Type of Loans resulting from the proposed conversion or continuation and in the case of an Offshore Rate Loan, the Applicable Currency; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans denominated in Dollars, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in SUBSECTION 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of SUBSECTION 2.06(d), the Company shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one-month Interest Period.

               (d) The Co-Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Co-Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Lender.

               (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan in Dollars converted into or continued as an Offshore Rate Loan in Dollars, or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

               (f) The Company hereby authorizes the Lenders and the Co-Administrative Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any person or persons the Co-Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Co-Administrative Agent a written confirmation of each telephonic notice, signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Co-Administrative Agent and the Lenders, the records of the Co-Administrative Agent and the Lenders shall govern absent manifest error.

     2.05 THE SWING LINE LOANS. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Company denominated in Dollars from time to time prior to the Revolving Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; PROVIDED, that after giving effect to any such Swing Line Loan, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations at such time would not exceed the Aggregate Commitment at such time; PROVIDED, FURTHER, that notwithstanding SECTION 2.01, the aggregate amount of the Revolving Loans and Swing Line Loans of the Swing Line Lender, plus the participation of the Swing Line Lender in the Dollar Equivalent of the Effective Amount of all L/C Obligations, may exceed LaSalle's Commitment so long as the condition set forth in the previous proviso is satisfied. Prior to the Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Base Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.

               (b) The Company may borrow under the Swing Line Commitment on any Business Day until the Termination Date; PROVIDED, that the Company shall give the Swing Line Lender irrevocable written notice signed by a Responsible Officer or an authorized designee (which notice must be received by the Swing Line Lender prior to 3:00 p.m. (Chicago time)) with a copy to the Co-Administrative Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company in immediately available funds at the office of the Swing Line Lender by 4:00 p.m. (Chicago time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 3:00 p.m. (Chicago time) on any Business Day of the date and amount of prepayment with a copy to the Co-Administrative Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

               (c) If any Swing Line Loan shall remain outstanding at 11:00 a.m.(Chicago time) on the fifth day following the date of such Swing Line Loan and if by such time on such fifth day the Co-Administrative Agent shall have received neither (i) a Notice of Borrowing delivered by the Company pursuant to SECTION 2.03 requesting that Revolving Loans be made pursuant to
SECTION 2.01 on the immediately succeeding Business Day in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Co-Administrative Agent indicating the Company's intent to repay such Swing Line Loan on or before the immediately succeeding Business Day with funds obtained from other sources, then on such Business Day the Swing Line Lender shall (and on any Business Day the Swing Line Lender in its sole discretion may), on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request the Co-Administrative Agent to notify each Lender to make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in SUBSECTION 9.01(f) OR (g) shall have occurred with respect to the Company (in which event the procedures of paragraph (e) of this SECTION 2.05 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Co-Administrative Agent for the account of the Swing Line Lender at the Co-Administrative Agent's Payment Office in funds immediately available prior to 1:00 p.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

               (d) Notwithstanding anything herein to the contrary, the Swing Line Lender (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in ARTICLE V have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (Chicago time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent, the Co-Administrative Agent or any Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in ARTICLE V are not then satisfied.

               (e) If prior to the making of a Revolving Loan required to be made by SUBSECTION 2.05(c) an Event of Default described in SUBSECTION 9.01(f) OR 9.01(g) shall have occurred and be continuing with respect to the Company, each Lender will, on the date such

Revolving Loan was to have been made pursuant to the notice described in SUBSECTION 2.05(b), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Co-Administrative Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation.

               (f) Whenever, at any time after a Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Co-Administrative Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Co-Administrative Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

               (g) Each Lender's obligation to make the Revolving Loans referred to in SUBSECTION 2.05(c) and to purchase participating interests pursuant to SUBSECTION 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               2.06 UTILIZATION OF COMMITMENTS IN AN ALTERNATIVE CURRENCY.

               (a) The Co-Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Alternative Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this SECTION 2.06 or SECTION 4.05 (each such date under clauses (i) through (iii) a "COMPUTATION DATE"). Upon receipt of any Notice of Borrowing, the Co-Administrative Agent will promptly notify each Revolving Lender thereof and of the amount of such Lender's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Lender's Pro Rata Share of the Borrowing, and the Co-Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender's Pro Rata Share of the Borrowing.

               (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Co-Administrative Agent has received notice from any of the Lenders by 12:00 p.m. (Chicago time) four Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Co-Administrative Agent will give notice to the Company no later than 9:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Co-Administrative Agent to the Lenders. If the Co-Administrative Agent shall have so notified the Company that any such Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Co-Administrative Agent not later than 10:30 a.m. (Chicago time) three Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Company does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Co-Administrative Agent will promptly so notify each Lender. If the Company does not so withdraw such Notice of Borrowing, the Co-Administrative Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing, and in such notice by the Co-Administrative Agent to each Lender the Co-Administrative Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Pro Rata Share thereof.

               (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to SECTION 2.04, the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Co-Administrative Agent has received notice from any of the Lenders by 4:00 p.m. (Chicago time) three Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the Offshore Currency, in which event the Co-Administrative Agent will give notice to the Company not later than 9:00 a.m. (Chicago time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the Offshore Currency is not then available, and notice thereof also will be given promptly by the Co-Administrative Agent to the Lenders. If the Co-Administrative Agent shall have so notified the Company that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Co-Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and in such notice by the Co-Administrative Agent to each Lender the Co-Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

               (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Co-Administrative Agent will promptly notify the Company of any such redenomination and conversion request.

               (e) The Company shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Required Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "AGREED ALTERNATIVE CURRENCY"). The Company shall deliver to the Co-Administrative Agent any request for designation of an Agreed Alternate Currency in accordance with SECTION 11.02, to be received by the Co-Administrative Agent not later than 11:00 a.m. (Chicago time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request the Co-Administrative Agent will promptly notify the Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof and any failure to respond in such time period shall be deemed to be a rejection thereof. Each Lender may grant or accept such request in its sole discretion. The Co-Administrative Agent will promptly notify the Company of the acceptance or rejection of any such request.

          2.07 VOLUNTARY TERMINATION OR REDUCTION OF REVOLVING LOAN COMMITMENTS. (a) The Company may, upon not less than five Business Days' prior notice to the Agent and the Co-Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the then outstanding Dollar Equivalent Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations together would exceed the amount of the Aggregate Commitment then in effect, (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment or (c) the Effective Amount of all Offshore Currency Loans would exceed the Offshore Currency Loan Sublimit. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent and the Co-Administrative Agent, some or all of the reduction in the Aggregate Commitment shall be applied to reduce the L/C Commitment and/or the Offshore Currency Loan Sublimit. All accrued commitment fees and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

               (b) At no time shall the Swing Line Commitment exceed the Aggregate Commitment, and any reduction of the Aggregate Commitment which reduces the Aggregate Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Commitment, as so reduced, without any action on the part of the Swing Line Lender. At no time shall the Swing Line Commitment exceed the Commitment of the Swing Line Lender, and any reduction of the Aggregate Commitment which reduces the Commitment of the Swing Line Lender below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitment of the Swing Line Lender, as so reduced, without any action on the part of the Swing Line Lender.

          2.08 PREPAYMENTS. (a) Subject to SECTION 4.04, the Company may, at any time or from time to time, upon not less than four (4) Business Days' irrevocable notice to the Co-Administrative Agent in the case of Offshore Rate Loans, and not later than 12:00 p.m. (Chicago time) on the prepayment date, in the case of Base Rate Loans, prepay Revolving Loans ratably among the Lenders in whole or in part, in minimum Dollar Equivalent amounts of $500,000 or any Dollar Equivalent multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Company and the Co-Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of Offshore Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
SECTION 4.04.

               (b) Subject to SECTION 4.04, if on any Computation Date the Co-Administrative Agent shall have determined that the Dollar Equivalent Effective Amount of all Loans then outstanding exceeds the combined Commitments of the Lenders by more than $250,000 due to a change in applicable rates of exchange between Dollars and the Offshore Currency, then the Co-Administrative Agent may and at the direction of the Required Lenders shall give notice to the Company that a prepayment is required under this Section, and the Company agrees thereupon to promptly (but in no event later than three (3) Business Days following receipt of such notice) make prepayments of Loans such that, after giving effect to all such prepayments, the Effective Amount of all Loans plus the Effective Amount of L/C Obligations does not exceed the combined Commitments.

               (c) Subject to SECTION 4.04, if on any date the Effective Amount of all Revolving Loans and Swing Line Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Aggregate Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

          2.09 REPAYMENT. The Company shall repay to the Lenders on the Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

          2.10 INTEREST. (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under SECTION 2.04), PLUS (ii) in the case of Offshore Rate Loans, the Applicable Margin.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest on Base Rate Loans shall also be paid on the date of any payment (including prepayment) in full of all Loans hereunder. Interest on Offshore Rate Loans shall also be paid on the date of any prepayment of Loans under SECTION 2.08 (including prepayment) in full thereof.

During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent or the Co-Administrative Agent at the request or with the consent of the Required Lenders.

               (c) Notwithstanding SUBSECTION 2.10(a), while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans; PROVIDED, HOWEVER, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

               (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

          2.11 FEES. In addition to certain fees described in SECTION 3.08:

               (a) AGENCY FEES. The Company shall pay such fees to (i) the Agent and the Arranger as are required by the letter agreement between the Company and the Arranger and the Agent dated April 16, 1999 and (ii) the Co-Administrative Agent as are required by the letter agreement between the Company and the Co-Administrative Agent dated July 29, 1999 (collectively, the "FEE LETTERS").

               (b) COMMITMENT FEES. The Company shall pay to the Co-Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Co-Administrative Agent, equal to the Applicable Commitment Fee Percentage. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding and shall not be deemed used by a Lender's Pro Rata Share of Swing Line Loans. Such commitment fee shall accrue from the date hereof to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 1999 through the Termination Date, with the final payment to be made on the Termination Date; PROVIDED that, in connection with any reduction or termination of Commitments under SECTION 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in ARTICLE V are not met.

          2.12 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by LaSalle's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365/366-day year); PROVIDED, that computations of interest for Alterative Currency Loans will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed if that is the market standard for the applicable Offshore Currency. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) For purposes of determining utilization of each Lender's Commitment in order to calculate the commitment fee due under SUBSECTION 2.11(b) and whether or not the utilization-based additions to the Base Rate and the Applicable Margin are applicable, the amount of any outstanding Revolving Loan which is an Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan.

               (c) Each determination of an interest rate or a Dollar Equivalent amount by the Co-Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Co-Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Co-Administrative Agent in determining any interest rate or Dollar Equivalent amount.

          2.13  PAYMENTS BY THE COMPANY.

               (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Co-Administrative Agent for the account of the Lenders at the Co-Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Co-Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Co-Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Co-Administrative Agent later than 11:00 a.m. (Chicago time) or later than the time specified by the Co-Administrative Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Co-Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Co-Administrative Agent on such date in Same Day Funds and the Co-Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Co-Administrative Agent, each Lender shall repay to the Co-Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Lender until the date repaid.

          2.14 PAYMENTS BY THE LENDERS TO THE CO-ADMINISTRATIVE AGENT. (a) Unless the Co-Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Co-Administrative Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Co-Administrative Agent may assume that each Lender has made such amount available to the Co-Administrative Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Co-Administrative Agent in Same Day Funds and the Co-Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Co-Administrative Agent, together with interest at the Federal Funds Rate, or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day during such period. A notice of the Co-Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive absent manifest error. If such amount is so made available, such payment to the Co-Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Co-Administrative Agent on the Business Day following the Borrowing Date, the Co-Administrative Agent will notify the Company of such failure to fund and, upon demand by the Co-Administrative Agent, the Company shall pay such amount to the Co-Administrative Agent for the Co-Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

           2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Co-Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Co-Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

           2.16 SUBSIDIARY GUARANTY. All obligations of the Company under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Subsidiary Guaranty.

                                 ARTICLE III

                            THE LETTERS OF CREDIT

           3.01 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein (i) the Issuer agrees, (A) from time to time on any Business Day, during the period from the Closing Date to the day which is five days prior to the Termination Date, to issue Letters of Credit for the account of the Company and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED, that the Issuer shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and of all Swing Line Loans exceeds the Aggregate Commitment,
(2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender and such Lender's Pro Rata Share of any outstanding Swing Line Loans exceeds such Lender's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                (b) The Issuer is under no obligation to, and shall not, Issue any Letter of Credit if:

                       (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuer in good faith deems material to it;

                       (ii) the Issuer has received written notice from any Revolving Lender, the Agent, the Co-Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

                       (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the date which is five days prior to the Revolving Termination Date, unless all of the Lenders have approved such expiry date in writing;

                       (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                       (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

                       (vi) such Letter of Credit is in a face amount less than $25,000, unless such amount is approved by the Agent and the Issuer or is to be denominated in a currency other than Dollars.

           3.02 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuer (with a copy sent by the Company to the Co-Administrative Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application (or such other form as shall be acceptable to the Issuer), and shall specify in form and detail satisfactory to the
Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuer may require.

                (b) At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Agent may agree in a particular instance in its sole discretion), the Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuer will provide the Agent with a copy thereof. Unless the Issuer has received notice on or before the Business Day immediately preceding the date the Issuer is to issue a requested Letter of Credit from the Agent (A) directing the Issuer not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or SUBSECTION 3.01(b)(II); or
(B) that one or more conditions specified in ARTICLE V are not then satisfied; then, subject to the terms and conditions hereof, the Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuer's usual and customary business practices.

                (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuer will, upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Co-Administrative Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and
(iv) such other matters as the Issuer may require. The Issuer shall be under no obligation to amend any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Co-Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

                (d) The Issuer and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Co-Administrative Agent) at least five days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuer shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation so to renew any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuer would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.02(d) upon the request of the Company but the Issuer shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuer shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                (e) The Issuer may, at its election (or as required by the Agent or the Co-Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is five days prior to the Termination Date.

                (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                (g) The Issuer will also deliver to the Co-Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

           3.03 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

                (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuer will promptly notify the Company. The Company shall reimburse the Issuer prior to 11:00 a.m. (Chicago time), on each date that any amount is paid by the Issuer under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuer. In the event the Company fails to reimburse the Issuer the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Chicago time) on the Honor Date, the Issuer will promptly notify the Co-Administrative Agent and the Co-Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans in an amount equal to such unreimbursed amount be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in
SECTION 5.02. Any notice given by the Issuer or the Co-Administrative Agent pursuant to this SUBSECTION 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (c) Each Revolving Lender shall upon any notice pursuant to SUBSECTION 3.03(b) make available to the Co-Administrative Agent for the account of the relevant Issuer an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Co-Administrative Agent for the account of the Issuer the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Co-Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Co-Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.03 once notice has been provided.

                (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuer an L/C Borrowing in the Dollar Equivalent of the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2.0% per annum, and each Lender's payment to the Issuer pursuant to SUBSECTION 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.03.

                (e) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this SECTION 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuer, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, however, that each Lender's obligation to make Revolving Loans under this SECTION 3.03 is subject to the conditions set forth in
SECTION 5.02.

           3.04 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Co-Administrative Agent for the account of the Issuer of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuer under the Letter of Credit with respect to which any Lender has paid the Co-Administrative Agent for the account of the Issuer for such Lender's participation in the Letter of Credit pursuant to SECTION 3.03 or
(ii) in payment of interest thereon, the Co-Administrative Agent will promptly pay to each Lender, in the same funds as those received by the Co-Administrative Agent for the account of the Issuer, the amount of such Lender's Pro Rata Share of such funds, and the Issuer shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Co-Administrative Agent for the account of the Issuer.

                (b) If the Agent, the Co-Administrative Agent or the Issuer is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Co-Administrative Agent for the account of the Issuer pursuant to SUBSECTION 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Co-Administrative Agent, forthwith return to the Co-Administrative Agent or the Issuer the amount of its Pro Rata Share of any amounts so returned by the Co-Administrative Agent or the Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, the Co-Administrative Agent or the Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

           3.05 ROLE OF THE ISSUER. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of SECTION 3.06; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuer, and the Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuer's willful misconduct or gross negligence or the Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a document strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

           3.06 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                (iii) the existence of any claim, recoupment, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                (v) any payment by the Issuer under any Letter of Credit against presentation of a document that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

           3.07 CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent or the Required Lenders, (A) if any Event of Default has occurred and is continuing, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the termination of the Aggregate Commitment, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

           3.08 LETTER OF CREDIT FEES. (a) The Company shall pay to the Co-Administrative Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to the Applicable Margin times the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Co-Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

                (b) The Company shall pay to the Issuer a letter of credit fronting fee for each Letter of Credit Issued by the Issuer equal to .125% per annum of the face amount (or increased or decreased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, commencing on the first such quarterly date to occur after such Letter of Credit is issued, through the Termination Date (or such later date upon which such Letter of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

                (c) The Company shall pay to the Issuer from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuer relating to letters of credit as from time to time in effect.

           3.09 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                 ARTICLE IV

                  TAXES, YIELD PROTECTION AND ILLEGALITY

           4.01 TAXES. (a) Any and all payments by the Company to each Lender, the Co-Administrative Agent or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Further Taxes and Other Taxes.

                (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, the Co-Administrative Agent or the Agent, then:

                       (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender, the Co-Administrative Agent or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                       (ii) the Company shall make such deductions and withholdings;

                       (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                       (iv) the Company shall also pay to each Lender, the Co-Administrative Agent or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) The Company agrees to indemnify and hold harmless each Lender, the Co-Administrative Agent and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender, the Co-Administrative Agent or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender, the Co-Administrative Agent or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender, the Co-Administrative Agent or the Agent.

                (e) If the Company is required to pay any amount to any Lender, the Co-Administrative Agent or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

           4.02 ILLEGALITY. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Co-Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Co-Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Co-Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Co-Administrative Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Co-Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

           4.03 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other

Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuer, any increase in the cost to the Issuer of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Co-Administrative Agent), pay to the Co-Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Co-Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          4.04 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

               (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing, a Notice of Conversion/ Continuation or similar notice;

               (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.08;

               (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under SECTION 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the

Company to the Lenders under this Section and under SUBSECTION 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          4.05 INABILITY TO DETERMINE RATES. If the Co-Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to SUBSECTION 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Co-Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Co-Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

          4.06 RESERVES ON OFFSHORE RATE LOANS. The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan to the Company equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Co-Administrative Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

          4.07 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Co-Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          4.08 SUBSTITUTION OF BANKS. Upon the receipt by the Company from any Lender (an "AFFECTED LENDER") of a claim for compensation under SECTION
4.03 or SECTION 4.06, of notice that it cannot make Offshore Rate Loans under
SECTION 4.02, or of a claim for Taxes or Further Taxes under SECTION 4.01, then the Agent, at the Company's direction, shall: (i) request the Affected Lender to use good faith efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitments at the face amount thereof (a "REPLACEMENT LENDER"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected

Lender's Loans and Commitments; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). Any transfer of Loans and Commitments shall be accompanied by the payment of any amounts due to the Affected Lender under SECTIONS 4.01, 4.03, 4.04 (calculated as if the assigned Loans were prepaid on the date of assignment) and 4.06 and shall be made in accordance with
SECTION 11.08; PROVIDED, that the processing fee referenced in SECTION 11.08(a) shall not be required to be paid.

          4.09 SURVIVAL. The agreements and obligations of the Company in this ARTICLE IV shall survive the payment of all other Obligations, and the Company will have no obligation to pay any amount hereunder unless a demand is made within 180 days after the date upon which the Agent's, the Co-Administrative Agent's or applicable Lender's right to reimbursement arises.

                                  ARTICLE V

                             CONDITIONS PRECEDENT

          5.01 CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each
Lender:

               (a) CREDIT AGREEMENT. This Agreement executed by each party thereto;

               (b)  RESOLUTIONS; INCUMBENCY.

                    (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                    (ii) A certificate of the Secretary or Assistant Secretary of the Company and each Subsidiary party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

               (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                   (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date; and

                    (ii) a good standing certificate or certificate of status for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

               (d) LEGAL OPINION. An opinion of Bert M. Gross, Esq., counsel to the Company, addressed to the Agent and the Lenders.

               (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in SECTIONS 2.11 and 11.04;

               (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                    (i) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

                    (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                    (iii) there has not occurred since June 30, 1998 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (g) SUBSIDIARY GUARANTY. The Subsidiary Guaranty executed by each Subsidiary Guarantor;

               (h) REPAYMENT OF PRIOR INDEBTEDNESS. All outstanding Indebtedness of the Company or any Subsidiary not specified on SCHEDULE 8.05 or otherwise permitted by SECTION 8.05 shall have been paid in full and all Liens securing such Indebtedness shall have been terminated;

               (i) YEAR 2000. Receipt and review, with results satisfactory to the Agent and the Lenders, of information confirming that (i) the Company and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Company and its Subsidiaries as a result of what is commonly referred to as the "YEAR 2000 PROBLEM" (I.E., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the Company and its Subsidiaries to successfully address the Year 2000 Problem, and (b) the Company's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem in all material respects; and

               (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent, the Co-Administrative Agent or any Lender may request.

          5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Revolving Loan to be made by it (including its initial Revolving Loan) and the obligation of the Issuer to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

               (a) NOTICE, APPLICATION. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuer and the Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.02;

               (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

               (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this SECTION 5.02 are satisfied.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

           The Company represents and warrants to the Agent, the Co-Administrative Agent and each Lender that:

          6.01 CORPORATE EXISTENCE AND POWER. The Company and each of its
Subsidiaries:

               (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

               (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of that Person's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

               (c)  violate any Requirement of Law.

          6.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

          6.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.05 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

               (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

               (b) as to which there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          6.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SUBSECTION 9.01(e).

          6.07  ERISA COMPLIANCE.

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          6.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION 7.12, to the extent not prohibited by SECTION 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the FRB), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the FRB.

          6.09 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          6.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

          6.11 FINANCIAL CONDITION. (a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the 9 months ended on that date:

                    (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except for the absence of footnotes and as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end audit adjustments;

                    (y) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (z) except as specifically disclosed in SCHEDULE 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof.

               (b) Since December 31, 1998 there has been no Material Adverse Effect.

          6.12  ENVIRONMENTAL MATTERS. Except as specifically disclosed in
SCHEDULE 6.12:

               (a) The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,500,000 in the aggregate (exclusive of amounts payable under insurance policies and indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

               (b) The Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

               (c) None of the Company, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (i) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material or (ii) to the extent that it could reasonably be expected to have a Material Adverse Effect, any claim, proceeding or written notice from any Person regarding any Environmental Law, Environmental Claim or Hazardous Material.

               (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property of the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $1,500,000 in the aggregate for all such conditions, circumstances and Properties. In addition, (i) neither the Company nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have met all material notification requirements under applicable Environmental Laws.

          6.13 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

          6.14 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.15 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          6.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          6.17 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE
6.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 6.17.

          6.18 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

          6.19 SWAP OBLIGATIONS. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

          6.20 SOLVENCY.  The Company and each of its Subsidiaries are Solvent.

          6.21 YEAR 2000 COMPLIANCE. The Company and its Subsidiaries have conducted a comprehensive review and assessment of its computer applications, and have made inquiry of their material suppliers, vendors and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the Year 2000 Problem in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that no such defect could reasonably be expected to have a Material Adverse Effect.

          6.22 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company or its Subsidiaries to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

           So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

           7.01 FINANCIAL STATEMENTS. The Company shall deliver to the Co-Administrative Agent, in form and detail satisfactory to the Agent, the Co-Administrative and the Required Lenders, with sufficient copies to be provided by the Co-Administrative Agent to each Lender:

                 (a)  as soon as available, but not later than the earlier of
(i) five days after the filing thereof with the SEC and (ii) 105 days after the end of each fiscal year (commencing with the fiscal year ended June 30, 1999), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PriceWaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or because of a "going concern" exception; and

                 (b)  as soon as available, but not later than the earlier of
(i) five days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1999), a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

           7.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Agent and the Co-Administrative Agent, with sufficient copies to be provided by the Co-Administrative Agent to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (c) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.01(a), (i) a consolidating balance sheet and income statement for such year (which need not be audited) and setting forth in comparative form the figures for the previous fiscal year, and (ii) a budget for the next succeeding fiscal year;

                 (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                 (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent or the Co-Administrative Agent, at the request of any Lender, may from time to time reasonably request.

           7.03 NOTICES. The Company shall promptly notify the Agent, the Co-Administrative Agent and each Lender:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, to the extent so applicable, (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any other Environmental Claims;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                      (i)   an ERISA Event;

                      (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                      (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                      (iv)  the adoption of any amendment to a Plan subject to
           Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                 (e) upon, but in no event later than 15 days after, any officer of the Company or any Subsidiary becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) all other material Environmental Claims, and
(iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property of the Company or such Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws; and

                 (f) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

           7.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by SECTION 8.03 and sales of assets permitted by SECTION 8.02;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

The Company shall cause each Subsidiary which is a Wholly-Owned Subsidiary as of the date hereof to continue to exist as a Wholly-Owned Subsidiary so long as it shall be a Subsidiary.

           7.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

           7.06 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

           7.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                 (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property in violation of SECTION 8.01.

           7.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

           7.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

           7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; PROVIDED, FURTHER, that neither the Agent nor any Lender shall conduct any environmental testing of any owned or leased facility of the Company or any Subsidiary without the prior written consent of the Company, which shall not unreasonably be withheld.

           7.11 ENVIRONMENTAL LAWS. (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the violation of which could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $1,500,000 in the aggregate (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

                 (b) Upon the written request of the Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to SUBSECTION 7.03(e), that could, individually or in the aggregate, result in liability in excess of $1,500,000 (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

           7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans (a) to finance Acquisitions permitted hereunder and to pay certain fees and expenses related thereto, (b) to refinance existing Indebtedness of the Company and its Subsidiaries and (c) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

           7.13 FURTHER ASSURANCES. (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b) Promptly upon request by the Agent or the Required Lenders, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

           7.14 ADDITIONAL GUARANTIES. Effective upon any Person becoming a Domestic Subsidiary (other than any Domestic Subsidiary with total (gross) revenues of less than 5% of the total (gross) revenues of the Company and its Subsidiaries) such Person shall join as a guarantor under the Subsidiary Guaranty pursuant to an amendment thereto in form and substance acceptable to the Agent; PROVIDED, that any Domestic Subsidiary which does not become a party to the Subsidiary Guaranty because it does not satisfy the requirement above shall execute the Subsidiary Guaranty if it subsequently has sufficient revenues to satisfy such requirement; PROVIDED, FURTHER, that if all Domestic Subsidiaries which are not party to the Subsidiary Guaranty have total (gross) revenues of 7.5% or more of the total (gross) revenues of the Company and its Subsidiaries, then such Domestic Subsidiaries shall promptly execute the Subsidiary Guaranty so that, upon such execution, such 7.5% threshold is no longer exceeded. The Company shall promptly notify the Agent at any time at which, in accordance with this SECTION 7.14, any Subsidiary shall be required to join as a guarantor under the Subsidiary Guaranty.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

           So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

           8.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                 (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in SCHEDULE 8.01 securing Indebtedness outstanding on such date;

                 (b)  any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by
SECTION 7.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations,
(ii) Contingent Obligations in connection with performance bonds, surety bonds and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; PROVIDED that all such Liens in the aggregate could not reasonably be expected to cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and the obligations secured by all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000,

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the obligations secured by all such Liens in the aggregate at any time outstanding do not exceed
(i) $15,000,000, LESS (ii) amounts outstanding under paragraphs (j) and (n);

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED THAT (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction and other like assets in respect of which financing was provided by the same lender to the obligor of such Indebtedness, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under SUBSECTION 8.05(d), (i) $15,000,000, LESS (ii) amounts outstanding under paragraphs (i) and (n);

                 (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                 (m) Liens on the Company's distribution facility, which facility is expected to be completed by December 31, 2001, (i) securing a mortgage loan, with an aggregate principal amount not to exceed the lesser of 100% of the cost of building such facility and $15,000,000 at any one time outstanding, which loan is used to construct such facility, or (ii) granted in connection with a sale/leaseback of such facility; and

                 (n) Liens securing other obligations of the Company and its Subsidiaries not to exceed in the aggregate at any one time outstanding
(i) $15,000,000 less (ii) amounts outstanding under paragraphs (i) and (j).

           8.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, (x) issue any equity interests of any Subsidiary to any Person which is not the Company or a Subsidiary or (y) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property, including accounts and notes receivable, with or without recourse (each, an "ASSET DISPOSITION"), or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                 (c) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) at least 75% of the aggregate sales price from such dispositions shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries after the date hereof, together, shall not (x) represent more than 5% of the total assets of the Company and its Subsidiaries, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the end of the fiscal quarter next preceding the date on which such determination is made, or (y) be responsible for more than 5% of the consolidated net income of the Company and its Subsidiaries for the 12-month period ending as of the end of the fiscal quarter next preceding the date of determination.

           8.03 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that (i) the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, and (ii) if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

                 (c) any Subsidiary may merge or consolidate with another Person in order to effect an Acquisition permitted by SECTION 8.04.

           8.04 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "INVESTMENTS"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of Cash Equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c)  Investments by the Company or any Subsidiary in
(i) Wholly-Owned Subsidiaries party to the Subsidiary Guaranty or unsecured loans made by any Subsidiary to the Company or (ii) foreign Wholly-Owned Subsidiaries or non-Wholly-Owned Subsidiaries in an aggregate amount not to exceed $5,000,000 after the date hereof;

                 (d)  Investments incurred in order to consummate
Acquisitions otherwise permitted herein, PROVIDED that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained,
(iii) the Company provides the Agent and the Lenders with a certificate at least ten days prior to the consummation of any such Acquisition for which the total consideration exceeds $20,000,000 evidencing that, after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing (as determined, in respect of SECTIONS 8.14 and 8.15, on a pro forma basis as of the last day of the preceding fiscal quarter), and (iv) the Person or business which is the subject of such Acquisition is in the same or similar line of business as the Company and its Subsidiaries;

                 (e) Investments of up to $10,000,000 in the aggregate in Joint Ventures engaged in the same line of business in which the Company and its Subsidiaries are engaged as of the date hereof; and

                 (f) Investments of a nature not contemplated by the foregoing clauses hereof that are outstanding as of the Closing Date and set forth in SCHEDULE 8.04 hereto.

           8.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a)  Indebtedness incurred pursuant to this Agreement;

                 (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.08;

                 (c) Indebtedness existing on the Closing Date and set forth in SCHEDULE 8.05;

                 (d) Indebtedness incurred in connection with leases permitted pursuant to SECTION 8.10;

                 (e) unsecured Indebtedness owed to the Company by any Subsidiary or owed by the Company or any Subsidiary to a Subsidiary so long as it is incurred in accordance with SECTION 8.04; and

                 (f) other Indebtedness incurred by the Company or any Subsidiary from time to time; PROVIDED, that after giving effect to such increase, SECTION 8.14 would not be violated (as determined on a pro forma basis as of the last day of the previous fiscal quarter).

           8.06 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

           8.07 USE OF PROCEEDS. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

           8.08 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                (b)    Permitted Swap Obligations;

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 8.08;

                (d) Contingent Obligations with respect to Indebtedness of the Company's Wholly-Owned Subsidiaries permitted pursuant to SECTION 8.05; and

                (e) other Contingent Obligations not exceeding at any time $10,000,000 in the aggregate in respect of the Company and its Subsidiaries together.

           8.09 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that any Subsidiary may declare and make dividend payments and other distributions to its shareholders on a pro rata basis and the Company may:

                (a) declare and make dividend payments or other distributions payable solely in its common stock;

                (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash and computed on a cumulative consolidated basis; PROVIDED, that, (i) all such payments made in any period of four fiscal quarters (ending with the fiscal quarter in which any such payment is made) shall not exceed 50% of the Company's consolidated net income for the period of four fiscal quarters ending with the second preceding fiscal quarter prior to the fiscal quarter in which such payment is made (if positive), and (ii) immediately after giving effect to such proposed action, no Default or Event of Default would exist (determined with respect to SECTIONS 8.14 and 8.15 on a pro forma basis as of the last day of the previous fiscal quarter).

           8.10 ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Required Lenders) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Required Lenders) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA
Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Company or any ERISA Affiliate or, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Required Lenders) liability to any member of the Controlled Group.

           8.11 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

           8.12 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or
(b) change the fiscal year of the Company or of any Subsidiary; PROVIDED, that the fiscal year of the Company and its Subsidiaries may be changed to a year ending December 31.

           8.13 AMENDMENTS TO CHARTER. The Company will not, nor will it permit any Subsidiary to, (a) make any amendment or modification to any terms or provisions of its Certificate or Articles of Incorporation or bylaws which is materially adverse to the Agent or the Lenders without the prior written consent of the Required Lenders or (b) issue any preferred stock.

           8.14 DEBT TO CAPITALIZATION RATIO. The Company shall not, as of the last day of any fiscal quarter, permit its Debt to Capitalization Ratio to be greater than .50 to 1.0.

           8.15 FIXED CHARGE COVERAGE RATIO. The Company shall not, as of the last day of any fiscal quarter, permit its ratio of (a) EBITDAR for the period of four fiscal quarters then ending to (b) Fixed Charges for such four fiscal quarter period to be less than 1.5 to 1.0.

           8.16 RESTRICTIVE AGREEMENTS. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Subsidiary to (a) pay dividends or make other distributions (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to the Company or any Subsidiary, (c) repay loans or advances from the Company or any Subsidiary or (d) transfer any of its properties or assets to the Company or any Subsidiary.

           8.17 YEAR 2000. The Company will take, and will cause each of its Subsidiaries to take, all such actions as are reasonably necessary to successfully implement a program to assure that the Year 2000 Problem will not have a Material Adverse Effect. At the request of the Agent, the Company will provide a description of such program, together with any updates or progress reports with respect thereto.

                                 ARTICLE IX

                              EVENTS OF DEFAULT

           9.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.03 or in ARTICLE VIII; or

                (d) OTHER DEFAULTS. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which any senior officer of the Company knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

                (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness (other than Specified Acquisition Debt) or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (other than Specified Acquisition Debt) or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable, or to be required to be repurchased, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $1,000,000; PROVIDED, that any Event of Default arising under clause (i)(B) in respect of Indebtedness evidenced or governed by either Note

Agreement shall be determined without regard to any amendment to or waiver of any provision of such Note Agreement or any related document or instrument entered into by the parties thereto in anticipation of, concurrent with or subsequent to the occurrence of any such event or circumstance; or

                (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $1,000,000, less any outstanding amounts under clauses
(ii) and (iii); (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $1,000,000, less any outstanding amounts under clauses (i) and (iii) (determined, in respect of Multiemployer Plans, by reference to the Unfunded Pension Liability for which the Company or any ERISA Affiliate may be liable); or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000, less any outstanding amounts under clauses (i) and (ii); or

                (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k)    CHANGE OF CONTROL.  There occurs any Change of
Control; or

                (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                (m) GUARANTOR DEFAULTS. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Subsidiary Guaranty; or the Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor.

           9.02 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

                (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (f) or (g) of SECTION 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuer or any Lender.

           9.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                 ARTICLE X

                 THE AGENT AND THE CO-ADMINISTRATIVE AGENT

           10.01 APPOINTMENT AND AUTHORIZATION; "AGENT"; "CO-ADMINISTRATIVE AGENT". (a) Each Lender hereby irrevocably (subject to SECTION 10.09) appoints, designates and authorizes each of the Agent and the Co-Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Agent nor the Co-Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent or the Co-Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or the Co-Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent or the Co-Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                (b) The Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent or the Co-Administrative Agent may agree at the request of the Required Lenders to act for the Issuer with respect thereto; PROVIDED, HOWEVER, that the Issuer shall have all of the benefits and immunities (i) provided to the Agent and the Co-Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this ARTICLE X, included the Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuer.

           10.02 DELEGATION OF DUTIES. The Agent and the Co-Administrative Agent may execute any of their duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Co-Administrative Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

           10.03 LIABILITY OF AGENT AND CO-ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

           10.04 RELIANCE BY AGENT AND CO-ADMINISTRATIVE AGENT. (a) The Agent and the Co-Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent and the Co-Administrative Agent. The Agent and the Co-Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate and, if they so request, they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Agent and the Co-Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                (b) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent or the Co-Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

           10.05 NOTICE OF DEFAULT. Neither the Agent nor the Co-Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent or the Co-Administrative Agent for the account of the Lenders, unless the Agent and the Co-Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent and the Co-Administrative Agent will notify the Lenders of their receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

           10.06 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent or the Co-Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent and the Co-Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent or the Co-Administrative Agent, neither the Agent nor the Co-Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

           10.07 INDEMNIFICATION OF AGENT AND CO-ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with such Lender's Pro Rata Share of all Loans and Commitments, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each of the

Agent and the Co-Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent or the Co-Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent or the Co-Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent or the Co-Administrative Agent.

           10.08 AGENT IN INDIVIDUAL CAPACITY. BofA, LaSalle and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and as though LaSalle were not the Co-Administrative Agent or the Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA, LaSalle or their Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that neither the Agent nor the Co-Administrative Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA and LaSalle shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Issuer or the Co-Administrative Agent, respectively.

           10.09 SUCCESSOR AGENT. Either the Agent or the Co-Administrative Agent may, and at the request of the Required Lenders shall, resign upon 30 days' notice to the Lenders. If the Agent or the Co-Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent or co-administrative agent for the Lenders subject, so long as no Event of Default has occurred and is then continuing, to the consent of the Company, which shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent or the Co-Administrative Agent, the Agent or the Co-Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent or co-administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" or "Co-Administrative Agent", as applicable, shall mean such successor agent and the retiring Agent's or Co-Administrative Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's or Co-Administrative Agent's resignation hereunder as Agent or Co-Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Co-Administrative Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's or Co-Administrative Agent's notice of resignation, the retiring Agent's or Co-Administrative Agent's resignation shall nevertheless thereupon become effective and the Co-Administrative Agent shall perform all of the duties of the Agent, or the Agent shall perform all of the duties of the Co-Administrative

Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent or co-administrative agent as provided for above. Notwithstanding the foregoing, however, LaSalle may not be removed as the Co-Administrative Agent at the request of the Required Lenders unless LaSalle shall also simultaneously be replaced as an "Issuer" (if any letters of credit Issued by LaSalle are then outstanding) hereunder pursuant to documentation in form and substance reasonably satisfactory to LaSalle.

           10.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Company, to deliver to the Agent and the Company:

                     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                     (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c)  If any Lender claiming exemption from United
States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

           10.11 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE XI

                                 MISCELLANEOUS

           11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than any Rate Swap Document), and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.02);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or the Issuer hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder or reduce the percentage specified in the definition of "Required Lenders";

                  (e) amend this Section, or SECTION 2.15, or any provision herein providing for consent or other action by all Lenders; or

                  (f)  discharge all or substantially all of the Guarantors;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuer under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Co-Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent or the Co-Administrative Agent under this Agreement or any other Loan Document,
(iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document, and (iv) either Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

           11.02 NOTICES. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II, III or X to the Agent or the Co-Administrative Agent shall not be effective until actually received by the Agent or the Co-Administrative Agent, and notices pursuant to ARTICLE III to the Issuer shall not be effective until actually received by the Issuer at the address specified on
SCHEDULE 11.02.

                  (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent, the Co-Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent, the Co-Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent, the Co-Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

           11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent, the Co-Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

           11.04  COSTS AND EXPENSES.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger within five Business Days after demand (subject to SUBSECTION 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as the Agent) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as the Agent) and the Arranger with respect thereto;

                  (b) pay or reimburse the Agent, the Co-Administrative Agent, the Arranger and each Lender within five Business Days after demand (subject to SUBSECTION 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                  (c) pay or reimburse BofA (including in its capacity as the Agent) within five Business Days after demand (subject to SUBSECTION 5.01(e)) for all reasonable appraisal

(including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as the Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

           11.05 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, the Arranger and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender or assignment by any Lender of its Loans or Commitments) be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

           11.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent, the Co-Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent, the Co-Administrative Agent or the Lenders, or the Agent, the Co-Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the Co-Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent or the Co-Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent or the Co-Administrative Agent.

           11.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent, the Co-Administrative Agent and each Lender.

           11.08 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, the Swing Line Lender and the Issuer, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (each an "ASSIGNEE") all, or any part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 or, if less, the total amount of such Lender's outstanding Loans and/or Commitments (provided that (x) no written consent of the Company, the Agent, the Swing Line Lender or the Issuer shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender; PROVIDED, HOWEVER, that the Company, the Agent and the Co-Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company, the Agent and the Co-Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT D ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder (including without limitation any obligations under SECTION 10.10) have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and, if required, provided that it consents to such assignment in accordance with SUBSECTION 11.08(a)), the Company shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING

LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, each Issuer and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in clause (a) (but only in respect of any increase of any Commitment of any Originating Lender), (b) or (c) of the FIRST PROVISO to
SECTION 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

           11.09 CONFIDENTIALITY. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender; or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, the Co-Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; (I) to its Affiliates; and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender.

           11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

           11.11 AUTOMATIC DEBITS OF FEES. With respect to any principal or interest due on the Loans, unreimbursed L/C Obligation, commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Co-Administrative Agent, the Issuer, BofA, LaSalle or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA or LaSalle to debit any deposit account of the Company with BofA or LaSalle or any of its Affiliates in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's or LaSalle's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

           11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

           11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

           11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

           11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent, the Co-Administrative Agent, the Arranger and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

           11.16 GOVERNING LAW AND JURISDICTION. (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE COMPANY, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT, THE CO-ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT, THE CO-ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT, THE CO-ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

           11.17 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS, THE AGENT AND THE CO-ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS, THE AGENT AND THE CO-ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH

CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           11.18 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Co-Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent, the Co-Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Agent, the Co-Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent, the Co-Administrative Agent or such Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, the Co-Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent, the Co-Administrative Agent or such Lender in such currency, the Agent, the Co-Administrative Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

           11.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

           11.20 EURO CURRENCY. (a) If at any time that an Offshore Currency Loan is outstanding, the relevant Offshore Currency is replaced as the lawful currency of the country that issued such Offshore Currency (the "ISSUING COUNTRY") by the Euro then such Offshore Currency Loan shall be automatically converted into a Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Offshore Currency Loan would be converted pursuant to the laws of the Issuing Country and thereafter (i) no further Loans will be available in such Offshore Currency and (ii) all references in the Loan Documents to such Offshore Currency shall be deemed to be the Euro.

                  (b) The Company agrees, at the request of any Lender, to compensate each Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the implementation of the European Monetary Union and the Euro and that would not have been incurred or sustained by such Lender but for the transactions provided for herein. A certificate of any such Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Co-Administrative Agent for delivery to the Company and shall be conclusive absent manifest error so long as such determination is made by such Lender on a reasonable basis. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. The agreements and obligations of the Company in this SECTION 11.20 shall survive the payment of all obligations.

                           [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        REGIS CORPORATION

                                        By:___________________________________


                                        Title:________________________________


                                        BANK OF AMERICA, NATIONAL
ASSOCIATION,
                                        as Administrative Agent


                                        By:___________________________________


                                        Title:________________________________


                                        BANK OF AMERICA, NATIONAL
ASSOCIATION,
                                        as a Lender


                                        By:___________________________________


                                        Title:________________________________


                                        LASALLE BANK, N.A.,
                                        as Co-Administrative Agent, as a Lender
                                        and as Swing Line Lender

                                        By:___________________________________


                                        Title:________________________________

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Co-Agent and a Lender

                                        By:___________________________________


                                        Title:________________________________


                                        FIRST UNION NATIONAL BANK,
                                        as Co-Agent and a Lender

                                        By:___________________________________


                                        Title:________________________________


                                        FIRSTAR BANK OF MINNESOTA, N.A.

                                        By:___________________________________


                                        Title:________________________________


                                        FLEET NATIONAL BANK

                                        By:___________________________________


                                        Title:________________________________


                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION

                                        By:___________________________________


                                        Title:________________________________

                                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                        By:___________________________________


                                        Title:________________________________

                             SCHEDULE 1.01

                       EXISTING LETTERS OF CREDIT


-------------------------------------------------------------------------------
   L/C #             Amount           Expiration           Beneficiary
-------------------------------------------------------------------------------
 S501478   $740,000                   6/30/00     Employers Insurance of Wausau
-------------------------------------------------------------------------------
 S501478   150,000 Swiss Francs       10/31/99    Union Bank of Switzerland
-------------------------------------------------------------------------------
 S514535   700,000 Canadian Dollars   12/31/99    Union Bank of Switzerland
-------------------------------------------------------------------------------

                            SCHEDULE 2.01

                           COMMITMENTS AND
                           PRO RATA SHARES


Lender                                        Commitment        Pro Rata
------                                        ----------        --------
Bank of America, National Association         $28,000,000       15.56%

LaSalle Bank, N.A.                            $28,000,000       15.56%

The First National Bank of Chicago            $22,000,000       12.22%

First Union National Bank                     $22,000,000       12.22%

Firstar Bank of Minnesota, N.A.               $20,000,000       11.11%

Fleet National Bank                           $20,000,000       11.11%

Norwest Bank of Minnesota, National           $20,000,000       11.11%

SunTrust Bank, Central Florida, N.A.          $20,000,000       11.11%

                  TOTAL                      $180,000,000       100%

                            SCHEDULE 6.12
                        ENVIRONMENTAL MATTERS



    None

                                 SCHEDULE 6.17
                                 SUBSIDIARIES

Part A:
           Supercuts Inc.
           Trade Secret Inc.
           The Barbers Hairstyling for Men & Women, Inc.
           Regis International Ltd.
           Supercuts Canada Ltd.
           Regis Hairstylists Ltd.


Part B:    Equity Investments

           None

                                 SCHEDULE 8.01
                                PERMITTED LIENS


Lien Holders                   Assets:                      Maturity:    Outstanding
  Prime Leasing Inc.           Various Salon Equipment      3/1/2000     $2.1 million
  Information Leasing Corp.    Various Salon Equipment &    5/31/2004    $6.7 million
                               Warehouse Equipment


Warehouse Equipment includes conveyors and material handling equipment and software.

                                 SCHEDULE 8.04
                                  INVESTMENTS

None

                                 SCHEDULE 8.05
                            PERMITTED INDEBTEDNESS


Creditor:                                            Amount Outstanding:       Maturity:
Prudential Senior Debt                               $74 million               1/2/2000 to 7/2/2008
LaSalle Term Notes                                   $11.3 million             7/1/2000 to 9/1/2003
ING Senior Debt                                      $7 million                12/31/2004
Various Acquisition Debt
  Regis Seller Notes                                 $1.1 million              5/1/2001
  Trade Secret Seller Notes                          $1.6 million              12/1/2000
  Supercuts Seller Notes*                            $.5 million               10/01/2002
  Heidi's Seller Note                                $.25 million              3/1/2009
Prime Capital Term Note*                             $2.3 million              1/1/2001
Hamilton County Term Note                            $.5 million               7/9/2007
Capital Lease Obligations
         Prime Leasing Inc.                          $2.1 million              3/1/2000
         ILC                                         $6.7 million              5/31/2004
UK Overdraft Facility                                $1.5 million              7/1/2002
(Currently outstanding with Natwest in London)


*Notes are held at the subsidiary level with Supercuts Inc.

                                 SCHEDULE 8.08
                             CONTINGENT OBLIGATION

None

                                Schedule 11.02

                    Offshore and Domestic Lending Offices;

                            Addresses For Notices


BANK OF AMERICA, NATIONAL ASSOCIATION,
  as Administrative Agent

Bank of America, National Association
Agency Management Services #33759
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Vice President
            Telephone:  (312) 828-7933
            Facsimile:  (312) 828-9102

AGENT'S PAYMENT OFFICE:

Bank of America, National Trust Association
Agency Management Services #33759
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Vice President
            Telephone:  (312) 828-7933
            Facsimile:  (312) 828-9102

LASALLE BANK, N.A,
as Co-Administrative Agent

LaSalle Bank, N.A.
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Diana Novoa
         Telephone:  (312) 904-1662
         Facsimile:  (312) 904-4448

CO-ADMINISTRATIVE AGENT'S PAYMENT OFFICE:

LaSalle Bank, N.A.
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Diana Novoa
            Telephone: (312) 904-1662
            Facsimile: (312) 904-4448

BANK OF AMERICA, NATIONAL ASSOCIATION,
  as a Lender

DOMESTIC AND OFFSHORE LENDING OFFICE:
231 South LaSalle Street
Chicago, Illinois 60697

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):
Bank of America, National Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Vice President
            Telephone: (312) 828-7933
            Facsimile: (312) 828-9102

LASALLE BANK, N.A.,
  as a Lender

DOMESTIC AND OFFSHORE LENDING OFFICE:
135 South LaSalle Street
Chicago, Illinois 60603

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

LaSalle Bank, N.A.
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Dana Friedman
            Telephone:  (312) 904-6583
            Facsimile:  (312) 904-6457


FIRST UNION NATIONAL BANK

DOMESTIC AND OFFSHORE LENDING OFFICE:

301 S. College Street
Charlotte, North Carolina  28288-0735

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

First Union National Bank
301 S. College Street

Charlotte, North Carolina  28288-0735
Attention:  Mary Amatore
         Telephone: (704) 374-2641
         Facsimile: (704) 374-7236

FLEET NATIONAL BANK

DOMESTIC AND OFFSHORE LENDING OFFICE:

One Federal Street
Boston, Massachusetts 02110

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Fleet National Bank
One Federal Street
Boston, Massachusetts 02110
Attention:  Robert Storer
         Telephone: (617) 346-4223
         Facsimile: (617) 346-0595

SUNTRUST, CENTRAL FLORIDA, N.A.
-------------------------------

DOMESTIC AND OFFSHORE LENDING OFFICE:

200 South Orange Avenue
Orlando, Florida 32801

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Sun Trust Bank, Central Florida, N.A.
200 South Orange Avenue
Orlando, Florida 32801
Attention:  Joseph B. Kabourek
         Telephone: (407) 237-4284
         Facsimile: (407) 237-6894

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
--------------------------------------------

DOMESTIC AND OFFSHORE LENDING OFFICE:

Sixth and Marquette
Minneapolis, Minnesota 55479-0085

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Norwest Bank Minnesota, National Association
Sixth and Marquette
Minneapolis, Minnesota 55479-0085
Attention:  David Y. Kopolow
         Telephone: (612) 316-3891
         Facsimile: (612) 667-2276

FIRSTAR BANK OF MINNESOTA, N.A.
-------------------------------

DOMESTIC AND OFFSHORE LENDING OFFICE:

101 East 5th Street, 12th Floor
Corporate Banking Group
St. Paul, Minnesota 55101-1806

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Firstar Bank of Minnesota
100 East 5th Street, 12th Floor
Corporate Banking Group
St. Paul, Minnesota 55101-1806
Attention:  Kevin L. Campion
         Telephone:  (612) 229-6519
         Facsimile:  (612) 298-6026

THE FIRST NATIONAL BANK OF CHICAGO
----------------------------------

DOMESTIC AND OFFSHORE LENDING OFFICES:

One First National Plaza
Chicago, Illinois 60670

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

The First National Bank of Chicago
One First National Plaza
Suite 0173
Chicago, Illinois 60670
Attention:  J. Garland Smith
         Telephone:  (312) 732-2735
         Facsimile:  (312) 732-1117

REGIS CORPORATION
-----------------

7201 Metro Boulevard
Minneapolis, Minnesota  55439
Attention:  Randy L. Pearce
         Telephone:  (612) 947-7777
         Facsimile:  (612) 947-7701

                                EXHIBIT A

                        FORM OF NOTICE OF BORROWING

                                                             [Date]


LaSalle Bank, N.A.,
as Co-Administrative Agent for the Lenders party to the Credit Agreement referred to below
135 South LaSalle Street
Chicago, Illinois

Attn:__________________

Ladies and Gentlemen:

                  The undersigned, Regis Corporation, refers to the Credit Agreement, dated as of August 2, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the "LENDERS"), LaSalle Bank, N.A., as Co-Administrative Agent and as Swing Line Lender and Bank of America, National Association, as Administrative Agent, and hereby gives you notice pursuant to SECTION 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing, as required by SUBSECTION 2.03(a) of the Credit Agreement:

                  1. The aggregate amount of the proposed Borrowing is $______________.(1)

                  2. The requested Borrowing Date for the proposed Borrowing (which is a Business Day) is
                        ______________, ____.

                  3. The Loans comprising the proposed Borrowing are [Base] [Offshore] Rate Loans [and shall be denominated in [Dollars] [Offshore Currency]].

                  4. The duration of the Interest Period for each Offshore Rate Loan made as part of the proposed Borrowing, if applicable, is ___________ months (which shall be 1, 2, 3 or 6 months).

__________________
(1)  minimum of $500,000 or any multiple of $100,000 in excess thereof.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a)   The representations and warranties contained in
                        Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the amount of all outstanding Loans to exceed the Aggregate Commitment.


                                   Very truly yours,

                                         REGIS CORPORATION


                                                  By:_______________________

                                                  Name:_____________________

                                                  Title:____________________

                                 EXHIBIT B

                 FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                 [Date]



LaSalle Bank, N.A.,
as Co-Administrative Agent for the Lenders party to the Credit Agreement referred to below
135 South LaSalle Street
Chicago, Illinois

Attn: Vice President

Ladies and Gentlemen:

                  The undersigned, Regis Corporation, refers to the Credit Agreement, dated as of August 2, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the "LENDERS"), LaSalle Bank, N.A., as Co-Administrative Agent and as Swing Line Lender, and Bank of America, National Association, as Administrative Agent, and hereby gives you notice pursuant to SECTION 2.04 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation], as required by SUBSECTION 2.04(b) of the Credit Agreement:

                  1. The date of the proposed [conversion] [continuation] is ______________, ____ (which shall be a Business Day).

                  2. The aggregate amount of the Loans proposed to be [converted] [continued] is $______________(1). [Specify which part is to be converted and which part is to be continued, if appropriate.]

                  3. The Loans to be [continued] [converted] are [Base Rate Loans] [Offshore Rate Loans] and the Loans resulting from the proposed [conversion] [continuation] will be [Base Rate Loans] [Offshore Rate Loans]. [If the Loans are to be Offshore Rate Loans, specify whether they will be denominated in Dollars or in Offshore Currency.]

______________________
(1)      minimum of $500,000 or any multiple of $100,000 in excess thereof.

                  4. The duration of the requested Interest Period for each Offshore Rate Loan made as part of the proposed [conversion] [continuation] is ___________ months (which shall be 1, 2, 3 or 6 months).

                  The undersigned hereby certifies that before and after giving effect to the proposed [conversion] [continuation] and to the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing or would result from such proposed [conversion] [continuation].

                                       Very truly yours,

                                       REGIS CORPORATION

                                                  By:_______________________

                                                  Name:_____________________

                                                  Title:____________________

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


Bank of America, National Association, as Administrative Agent for the Lenders party to the Credit
Agreement referred to below
Agency Management Services #33759
231 South LaSalle Street
Chicago, Illinois 60697

Attn:  Vice President

Ladies and Gentlemen:

         This certificate is furnished to you by Regis Corporation (the "COMPANY"), pursuant to Section 7.02(b) of that certain Credit Agreement, dated as of July __, 1999, among the Company, the financial institutions party thereto (the "LENDERS"), Bank of America, National Association, as Administrative Agent and LaSalle Bank, N.A., as Co-Administrative Agent and as Swingline Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned, on behalf of the Company, hereby certifies that:

         I. no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

         II. the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.01, 8.02, 8.04, 8.05, 8.08, 8.11, 8.16, 8.17, and 8.18 of the Credit Agreement are true and correct as of ________________, ____(1) (the "COMPUTATION DATE"); and

         III. if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.

_________________________
(1) The last day of the accounting period for which financial statements are being concurrently delivered.

         The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this ________ day of ______________, ____.


                             REGIS CORPORATION


                                          By:____________________________

                                          Name:__________________________

                                          Its:________________________(2)




_____________________
(2)  To be executed by a Responsible Officer of the Company.

                                     SCHEDULE 1

                                    COMPUTATIONS


-----------------------------------------------------------------------------------------------------------------------
I.       SECTION 8.01 LIMITATION ON LIENS
-----------------------------------------------------------------------------------------------------------------------
         A.       Section 8.01(g):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted judgment liens                                          $1,000,000
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual judgment liens                                             $ _______________________

-----------------------------------------------------------------------------------------------------------------------
         B.       Section 8.01(i):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted liens on assets of new Subsidiaries                     $ 15,000,000 LESS amounts
                                                                                             outstanding under
                                                                                             paragraphs (C)
                                                                                             and (D) below
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual liens on assets of new Subsidiaries                        $ _______________________

-----------------------------------------------------------------------------------------------------------------------
         C.       Section 8.01(j):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted purchase money Indebtedness                             $15,000,000 LESS amounts
                           (including amounts of Indebtedness                                outstanding under (B) and
                           permitted pursuant to Section 8.01(d))                            (D)
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual purchase money Indebtedness                                $_______________________
-----------------------------------------------------------------------------------------------------------------------
         D.       Section 8.01(n):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted Liens securing miscellaneous                            $15,000,000 LESS amounts
                           obligations of the Company and its                                outstanding under (B) and
                           Subsidiaries                                                      (C) above
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual Liens securing miscellaneous
                           obligations of the Company and its                                $_______________________
                           Subsidiaries
-----------------------------------------------------------------------------------------------------------------------
II.      SECTION 8.04 LOANS AND INVESTMENTS
-----------------------------------------------------------------------------------------------------------------------
         A.       Section 8.04(c):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Aggregate permitted investments in
                           foreign Wholly-Owned Subsidiaries or
                           non-Wholly-Owned Subsidiaries                                     $ 5,000,000
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual aggregate investments in foreign
                           Wholly-Owned Subsidiaries or
                           non-Wholly-Owned Subsidiaries                                     $_______________________
-----------------------------------------------------------------------------------------------------------------------
         B.       Section 8.04(e):
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted investments in Joint Ventures                           $ 10,000,000
-----------------------------------------------------------------------------------------------------------------------
                  2.       Actual investments in Joint Ventures                              $ _______________________
-----------------------------------------------------------------------------------------------------------------------

                                                  -3-


-----------------------------------------------------------------------------------------------------------------------
III.     SECTION 8.02 DISPOSITION OF ASSETS
-----------------------------------------------------------------------------------------------------------------------
                  1.       Permitted asset dispositions under
                           Section 8.02(c):

                  5% of consolidated total assets of the Company and its                     $_______________________

                  Subsidiaries as of the last day of preceding fiscal quarter**
                                                                                             $_______________________

                  2.       Actual such asset dispositions for such period

                           **Note: Must also demonstrate (to the extent calculable)
                  that total asset dispositions for such period do not involve property which is responsible for more than 5% of the consolidated net income of the Company and its Subsidiaries for the 12-month period ending as of the last day of the fiscal quarter next preceding the date of determination.
-----------------------------------------------------------------------------------------------------------------------
IV.      SECTION 8.08 CONTINGENT OBLIGATIONS
-----------------------------------------------------------------------------------------------------------------------
                  3.       Permitted miscellaneous Contingent Obligations                    $  10,000,000
-----------------------------------------------------------------------------------------------------------------------
                  4.       Actual miscellaneous Contingent Obligations                       $ _______________________
-----------------------------------------------------------------------------------------------------------------------
V.       SECTION 8.14 DEBT TO CAPITALIZATION RATIO
-----------------------------------------------------------------------------------------------------------------------
         1.       Required                                                                    .50 to 1.0
-----------------------------------------------------------------------------------------------------------------------
         2.       Actual:
-----------------------------------------------------------------------------------------------------------------------
                  (a)      Consolidated Indebtedness as of the date of
                           determination                                                     $ _______________________
-----------------------------------------------------------------------------------------------------------------------
                  (b)      (i)      Consolidated Indebtedness as of the date of
                                                              determination                  $ _______________________
                           (ii)     Net Worth of the Company                                 $ _______________________
                                                     (iii)    (i) plus (ii)                  $ _______________________
-----------------------------------------------------------------------------------------------------------------------
                  (c)      Ratio of (a) to (b)                                                 to 1.0
-----------------------------------------------------------------------------------------------------------------------
VI.      SECTION 8.15 FIXED CHARGE COVERAGE RATIO
-----------------------------------------------------------------------------------------------------------------------
         1.       Required                                                                     1.5 to 1.0
-----------------------------------------------------------------------------------------------------------------------

                                                         -4-

-----------------------------------------------------------------------------------------------------------------------
         2.       Actual:
-----------------------------------------------------------------------------------------------------------------------
                  (a)      EBITDAR for the period of four fiscal quarters ending on
                           the date of determination:

                           (i)      Net income (or net loss)                                 $ ______________________
                           (ii)     Amounts treated as expenses for depreciation,            $ ______________________
                                    interest and the amortization of intangibles and
                                    included in determining net income (or net loss)
                           (iii)    Accrued income taxes included in determination of        $ ______________________
                                    net income (or net loss)                                 $ ______________________
                           (iv)     Rental expense                                           $ ______________________
                                    (a) store rental payments                                $ ______________________
                                    (b) common area maintenance payments                     $ ______________________
                                    (c) real estate taxes paid by the Company and
its Subsidiaries                                                                             $ ______________________
                                    (d) (a) plus (b) plus (c)
                           (v)      Lesser of (A) amount of charge in
                                    respect of non-recurring expenses taken in
                                    the fourth quarter of the Company's 1999
                                    fiscal year with respect to the Company's                $ ______________________
                                    acquisition of The Barbers, Hairstylists for
                                    Men and Women, Inc. and (B)
                                    $14,000,000(3)
                                                     (vii)   (i) plus (ii) plus (iii) plus
                                    (iv) plus (v)
-----------------------------------------------------------------------------------------------------------------------
                  (b)      Fixed Charges for the period of four fiscal quarters
                           ending on the date of determination:                              $ ______________________

                           (i)      interest expense in respect of Indebtedness
                           (ii)     Rental expense:
                                    (a) store rental payments
                                    (b) common area maintenance payments
                                    (c) real estate taxes paid by the Company and
                                    its Subsidiaries                                         $ ______________________
                                    (d) (a) plus (b) plus (c)                                $ ______________________
                                            (iii)    (i) plus (ii)
-----------------------------------------------------------------------------------------------------------------------
                  (c)      Ratio of (a) to (b)                                                 _____ to 1.0
-----------------------------------------------------------------------------------------------------------------------

--------------------
(3) Only applicable for measurements through the third quarter of fiscal year 2000; may also include other charges in respect of non-recurring expenses arising in connection with acquisitions, to the extent approved by the Agent and Required Lenders

                                  ATTACHMENT 1


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

                                  ATTACHMENT 2


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of ___________, 199_/200_ is made between __________________________ (the "ASSIGNOR") and _________________________ (the
"ASSIGNEE").

                                    RECITALS

                  WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of August 2, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Regis Corporation (the "COMPANY"), the financial institutions party thereto (including the Assignor, the "LENDERS"), LaSalle Bank, N.A., as Co-Administrative Agent and as Swing Line Lender, and Bank of America, National Association, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                  WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans to the Company in an aggregate amount not to exceed $___________ (the "COMMITMENT");

                  WHEREAS, the Assignor wishes to assign to the Assignee [part] [all] of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, which represents its outstanding portion of the Loans in an amount equal to $____________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       ASSIGNMENT AND ACCEPTANCE.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Aggregate Commitment and the Loans and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, LOANS ASSIGNED.]

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement (including without limitation under Article II thereof), including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, the Assignor shall not relinquish its rights under Section 11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $____________ [MINIMUM AMOUNT OF $5,000,000 OR, IF LESS, 100% OF THE ASSIGNOR'S OUTSTANDING LOANS AND/OR COMMITMENT].

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $___________.

         2.       PAYMENTS.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing the Assignee's Pro Rata Share of the principal amount of Loans.

                  (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement, if required.

         3.       REALLOCATION OF PAYMENTS.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the two preceding sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       INDEPENDENT CREDIT DECISION.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Co-Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       EFFECTIVE DATE; NOTICES.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ____________, _____ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be executed
and delivered by the Assignor and the Assignee;

                           (ii) the consents of the Administrative Agent and the
Company, to the extent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii) the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;

                           (iv) the Assignee shall have complied with Section
11.08 of the Credit Agreement (if applicable);

                           (v) the processing fee referred to in SECTION 2(b)
hereof and in Section 11.08(a) of the Credit Agreement shall have been paid to the Administrative Agent, if required; and

                           (vi) the Assignor shall have assigned and the
Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as SCHEDULE 1.

         6.       ADMINISTRATIVE AGENT.

                  (a) The Assignee hereby appoints and authorizes each of the Administrative Agent and Co-Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and the Co-Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

                  [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as [Administrative Agent][Co-Administrative Agent] under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT OR CO-ADMINISTRATIVE AGENT]

         7.       WITHHOLDING TAX.

         The Assignee (a) represents and warrants to the Lender, the Administrative Agent, the Co-Administrative Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent, the Co-Administrative Agent and the Company prior to the time that the Administrative Agent, the Co-Administrative Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide a new Form 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       FURTHER ASSURANCES.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company, the Administrative Agent or the Co-Administrative Agent which may be required in connection with the assignment and assumption contemplated hereby.

         10.      MISCELLANEOUS.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                   [ASSIGNOR]

                                                 By:_________________________

                                                 Name:_______________________

                                                 Title:______________________

                                                 Address:____________________


                                   [ASSIGNEE]

                                                 By:_________________________

                                                 Name:_______________________

                                                 Title:______________________

                                                 Address:____________________

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                                  [Date]


Bank of America, National Association,
as Administrative Agent for the Lenders party to the
Credit Agreement referred to below
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Vice President

Regis Corporation
2201 Metro Boulevard
Minneapolis, Minnesota  55439
Attn:  Randy L. Pearce


Ladies and Gentlemen:

         We refer to the Credit Agreement, dated as of August 2, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Regis Corporation (the "COMPANY"), the financial institutions party thereto (the "LENDERS"), Bank of America, National Association, as Administrative Agent (the "ADMINISTRATIVE AGENT") and LaSalle Bank, N.A., as Co-Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by ____________ (the "ASSIGNOR") to _________________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment the Assignor's Commitment is $____________ and the aggregate amount of its outstanding Loans is $___________.

         2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and the Company, to the extent required, to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

                  (A)      Notice Address:

                           Assignee name:______________________________
                           Address:____________________________________


                           Attention:__________________________________
                           Telephone: (___)____________________________
                           Fax No.:   (___)____________________________

                  (B)      Payment Instructions:

                           Account No.:________________________________
                                       At:_____________________________


                           Reference:__________________________________
                           Attention:__________________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                Very truly yours,

                                [NAME OF ASSIGNOR]

                                                  By:________________________

                                                  Name:______________________

                                                  Title:_____________________


                                [NAME OF ASSIGNEE]

                                                  By:________________________

                                                  Name:______________________

                                                  Title:_____________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA,  NATIONAL ASSOCIATION,
as Administrative Agent

By:________________________

Name:______________________

Title:_____________________

REGIS CORPORATION

By:________________________

Name:______________________

Title:_____________________